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                                                                   EXHIBIT 23(B)



                   [AMERICAN APPRAISAL ASSOCIATES LETTERHEAD]



                              CONSENT OF APPRAISER



____We hereby consent to the references made to us, and our value conclusions, by Stone Container Corporation under the captions "THE COLLATERAL UNDER THE FIRST MORTGAGE NOTE INDENTURE -- Appraisal", "EXPERTS", and "RISK FACTORS --
FIRST MORTGAGE  NOTE  HOLDERS  MAY  RECEIVE  LESS  THAN  THEIR  INVESTMENT  UPON
LIQUIDATION" in the Prospectus constituting a part of Amendment No. 2 to Registration Statement No. 33-54679 on Form S-1. In addition we consent to the filing of our summary appraisal letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                             AMERICAN APPRAISAL ASSOCIATES, INC.



                                             BY_ /s/ LEE P. HACKETT_____________


                                                 _Lee P. Hackett
                                               _Executive Vice President



Milwaukee, Wisconsin
September 14, 1994